As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 1996 included in American Biogenetic Sciences, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.


                                                        /s/ Arthur Andersen LLP
                                                        Arthur Andersen LLP



August 2, 1996